UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 11, 2010

Republic First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-17007 (Commission File Number)	23-2486815 (I.R.S. Employer Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, PA  19102
(Address of principal executive offices) (Zip code)

(215) 735-4422
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2010, the shareholders of Republic First Bancorp, Inc. (the “Company”) approved a proposal to amend the Company’s Articles of Incorporation (“Articles of Incorporation”) to increase the amount of authorized shares of common stock from 20,000,000 to 50,000,000 (the “Share Increase”).

In addition, on May 11, 2010, the board of directors of the Company (the “Board”) approved the  amendment and restatement of the Articles of Incorporation to include a new Article XIII, allowing the Company to issue uncertificated shares of its capital stock, and to restate the Articles of Incorporation. The Articles of Incorporation (as amended and restated, the “Amended and Restated Articles of Incorporation”), which also updated the Company’s registered office, were effective upon filing with the Commonwealth of Pennsylvania on May 12, 2010. The foregoing description of the Amended and Restated Articles of Incorporation is qualified in its entirety by reference to the full text of the Amended and Restated Articles of Incorporation attached hereto as Exhibit 3.2 and incorporated herein by reference.  The Articles of Incorporation (as amended through May 10, 2010 and prior to any amendment discussed in this report) are attached hereto as Exhibit 3.1, and, to the extent necessary for compliance with the disclosure requirements of Item 5.03 of the Current Report on Form 8-K, are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2010, the Company held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  A total of 10,525,081 shares of the Company’s common stock were entitled to vote as of March 11, 2010, the record date for the Annual Meeting, of which 9,182,405 were present in person or by proxy at the Annual Meeting.

At the Annual Meeting, the shareholders of the Company were asked to elect Theodore J. Flocco, Jr., Neal I. Rodin and Barry L. Spevak to serve as Class III directors of the board of directors until the 2013 Annual Meeting of Shareholders and until their successors are elected and qualified.  The result of the votes taken at the Annual Meeting with respect to the election of Messrs. Flocco, Rodin and Spevak as Class III directors was as follows:

	For	Withheld	Broker Non-Votes
Theodore J. Flocco, Jr.	4,844,811	366,255	3,971,339
Neal I. Rodin	4,921,909	289,157	3,971,339
Barry L. Spevak	4,930,543	280,523	3,971,339

Each of the director nominees was elected by the final voting results set forth above.  The terms of office of the following directors who did not stand for re-election continued after the Annual Meeting: Harry D. Madonna, William W. Batoff, Robert J. Coleman and Harris Wildstein.

At the Annual Meeting, the shareholders were also asked to approve the Share Increase.  The results of the vote taken at the Annual Meeting with respect to the approval of the Share Increase were as follows:

	For	Against	Abstentions	Broker Non-Votes
Proposal to approve an amendment to the articles of incorporation to increase the authorized shares of common stock from 20,000,000 to 50,000,000	8,329,467	826,751	25,387	800

The aforementioned proposal submitted to the shareholders at the Annual Meeting was approved by the final voting results set forth above.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

3.1	Articles of Incorporation of Republic First Bancorp., Inc. (as amended through May 10, 2010 and prior to any amendments discussed in this report)

3.2	Amended and Restated Articles of Incorporation of Republic First Bancorp., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.
Date: May 13, 2010	By: /s/ Frank A. Cavallaro Frank A. Cavallaro Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of Republic First Bancorp., Inc. (as amended through May 10, 2010 and prior to any amendments discussed in this report)

3.2	Amended and Restated Articles of Incorporation of Republic First Bancorp., Inc.